Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 28, 2023, relating to the financial statements of BRB Foods Inc. as of December 31, 2022, and 2021 and to all references to our firm included in this Registration Statement.

/s/ Russell Bedford GM Auditores Independentes S/S

Certified Public Accountants

Porto Alegre, RS, Brazil

January 17, 2024